SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 17, 2006

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

88-0456274

(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210

Houston, Texas 77057

(Address of principal executive offices)

Robert B. Dillon, President

Exobox Technologies Corp.

6303 Beverly Hill, Suite 210

Houston, Texas 77057

(Name and address of agent for service)

(713) 781-6173

(Telephone number, including area code of agent for service)

ITEM 3. SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES.

On the 8th day of June, 2006, Exobox Technology Corp., a Nevada corporation (“Exobox”) issued 6,000 shares of Series C Convertible Preferred Stock for the cash sum of One Hundred Fifty Thousand Dollars ($150,000) pursuant to the terms of the Securities Purchase Agreement dated as of September 20, 2005 between Exobox and Manillo Investors, Ltd.

EXOBOX TECHNOLOGIES CORP.

By: /s/Robert B. Dillon ----------------------------------------- Robert B. Dillon, President Dated: June 8, 2006